Exhibit 16.1

July 9, 2010

Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549



Re:  METRO ONE DEVELOPMENT, INC.
     File No.   333-61538

We have read the statements that we understand Metro One Development, Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under
Item 4.01.



Very truly yours,


/s/ MSCM LLP
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MSCM LLP

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